EXHIBIT 6(C)

GENERAL CONTINUING GUARANTY

(RE: PHOENIX CAPITAL GROUP HOLDINGS, LLC)

This GENERAL CONTINUING GUARANTY (this “Guaranty”), dated as of _________ ____, 2023, is executed and delivered by Phoenix Capital Group Holdings I, LLC (the “Guarantor”), in favor of CORTLAND CREDIT LENDING CORPORATION, in its capacity as administrative agent for the Lenders (in such capacity, together with its successors and assigns, if any, in such capacity, the “Agent”), in light of the following:

WHEREAS, pursuant to that certain Amended and Restated Credit Agreement dated as of April 28, 2023 (as amended, restated, supplemented, renewed, extended or otherwise modified from time to time, the “Credit Agreement”), among Phoenix Capital Group Holdings, LLC, as borrower (the “Borrower”), the Persons party thereto from time to time as guarantors, the Persons referenced therein from time to time as lenders (collectively, the “Lenders”) and the Agent, the Agent and the Lenders have agreed to make loans and other financial accommodations to, and for the benefit of, the Borrower from time to time pursuant to the terms and conditions thereof;

WHEREAS, the Guarantor is an affiliate of the Borrower and, as such, will benefit by virtue of the financial accommodations extended to the Borrower by the Agent and the Lenders; and

WHEREAS, in order to induce the Agent and the Lenders to extend the loans and other financial accommodations to the Borrower pursuant to the Credit Agreement, and in consideration thereof, and in consideration of any loans or other financial accommodations heretofore or hereafter extended by the Agent or the Lenders to the Borrower pursuant to the Credit Documents, the Guarantor has agreed, to guaranty the Guarantied Obligations.

NOW, THEREFORE, in consideration of the foregoing, the Guarantor hereby agrees as follows:

1. Definitions and Construction.

(a)

Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement. The following terms, as used in this Guaranty, shall have the following meanings:

“Agent” has the meaning set forth in the Recitals.

“Avoidance Provisions” has the meaning set forth in Section 23.

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Borrower” has the meaning set forth in the Recitals.

“Credit Agreement” has the meaning set forth in the Recitals.

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“Guarantied Obligations” means all of the Obligations, including reasonable attorneys’ fees and expenses and all principal, interest (including interest accruing at then applicable rate provided in the Credit Agreement after the maturity of the Loan Advances and interest accruing at then applicable rate provided in the Credit Agreement after the commencement of any Insolvency Proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, charges, expenses, attorneys’ fees and any other sum chargeable to the Borrower or the Guarantor under any of the Credit Documents, and all principal and interest due in respect of the Loan Advances. Without limiting the generality of the foregoing, Guarantied Obligations shall include all amounts that constitute part of the Guarantied Obligations and would be owed by the Borrower, the Guarantor or any other guarantor or surety, on the one hand, to the Agent or any other Secured Party, on the other hand, under any Credit Document but for the fact that they are unenforceable or not allowable, including due to the existence of an Insolvency Proceeding involving the Borrower or the Guarantor or any other guarantor or surety.

“Guarantor” have the respective meanings set forth in the Preamble.

“Guaranty” has the meaning set forth in the Preamble.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state, provincial or federal (United States or Canada) bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Junior Claims” has the meaning set forth in Section 9(b).

“Record” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

“Secured Parties” means, collectively, the Agent, the Lenders and their respective successors and assigns, and “Secured Party” means any one of them.

“Senior Claims” has the meaning set forth in Section 9(b).

“Voidable Transfer” has the meaning set forth in Section 11.

2. Guarantied Obligations.

The Guarantor hereby irrevocably and unconditionally guaranties to the Agent, for the benefit of the Secured Parties, as and for its own debt, until the payment in full thereof has been made, (a) the due and punctual payment of the Guarantied Obligations, when and as the same shall become due and payable, whether at maturity, pursuant to a mandatory prepayment requirement, by acceleration, or otherwise; it being the intent of the Guarantor that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection, and (b) the punctual and faithful performance, keeping, observance, and fulfillment by the Borrower of all of the agreements, conditions, covenants, and obligations of the Borrower contained in the Credit Agreement and under each of the other Credit Documents.

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3. Continuing Guaranty.

This Guaranty includes Guarantied Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing or renewing the Guarantied Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guarantied Obligations after prior Guarantied Obligations have been satisfied in whole or in part. To the maximum extent permitted by law, the Guarantor hereby waives any right to revoke this Guaranty as to future Guarantied Obligations. If such a revocation is effective notwithstanding the foregoing waiver, the Guarantor acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by the Agent, (b) no such revocation shall apply to any Guarantied Obligations in existence on the date of receipt by the Agent of such written notice (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (c) no such revocation shall apply to any Guarantied Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of the Agent or the Lenders in existence on the date of such revocation, (d) no payment by the Guarantor, the Borrower, or from any other source, prior to the date of the Agent’s receipt of written notice of such revocation shall reduce the maximum obligation of the Guarantor hereunder, and (e) any payment by the Borrower or from any source other than the Guarantor subsequent to the date of such revocation shall first be applied to that portion of the Guarantied Obligations as to which the revocation is effective and which are not, therefore, guarantied hereunder, and to the extent so applied shall not reduce the maximum obligation of the Guarantor hereunder.

4. Performance under this Guaranty.

In the event that the Borrower fails to make any payment of any Guarantied Obligations, on or prior to the due date thereof, or if the Borrower shall fail to perform, keep, observe, or fulfill any other obligation referred to in Section 2(b) in the manner provided in the Credit Agreement or any other Credit Document, the Guarantor immediately shall cause, as applicable, such payment in respect of the Guarantied Obligations to be made or such obligation to be performed, kept, observed, or fulfilled.

5. Primary Obligations.

(a)

This Guaranty is a primary and original obligation of the Guarantor, is not merely the creation of a surety relationship, and is an absolute, unconditional, and continuing guaranty of payment and performance which shall remain in full force and effect without respect to future changes in conditions. The Guarantor hereby agrees that it is, directly, jointly and severally with any other guarantor of the Guarantied Obligations, liable to the Agent, for the benefit of the Secured Parties, that the obligations of the Guarantor hereunder are independent of the obligations of the Borrower, any other guarantor, and that a separate action may be brought against the Guarantor, whether such action is brought against the Borrower, any other guarantor or whether the Borrower or any other guarantor is joined in such action.

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(b)

The Guarantor hereby agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by any Secured Party of whatever remedies they may have against the Borrower or any other guarantor, or the enforcement of any lien or realization upon any security by any Secured Party. The Guarantor hereby agrees that any release which may be given by the Agent to the Borrower or any other guarantor, or with respect to any property or asset subject to a Lien, shall not release the Guarantor. The Guarantor consents and agrees that no Secured Party shall be under any obligation to marshal any property or assets of the Borrower or any other guarantor in favor of such guarantor, or against or in payment of any or all of the Guarantied Obligations.

(c)

No payment or payments made by the Guarantor, any other guarantor or any other Person or received or collected by the Agent or any other Secured Party from the Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guarantied Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder and the Guarantor shall, notwithstanding any such payment or payments, other than payments made by the Guarantor in respect of the Guarantied Obligations or payments received or collected from the Guarantor in respect of the Guarantied Obligations, remain liable for the unpaid or unsatisfied Guarantied Obligations hereunder until the Guarantied Obligations are paid in full and any and all commitments of the Agent and the Lenders to provide financial accommodations to the Borrower have expired or are terminated.

(d)

When pursuing its rights and remedies hereunder against the Guarantor, the Agent may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower, any other guarantor or any other Person or against any collateral security or guarantee for the Guarantied Obligations or any right of offset with respect thereto, and any failure by the Agent to pursue such other rights or remedies or to collect any payments from the Borrower, the Guarantor or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, the Guarantor or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent against the Guarantor. Without limiting the generality of the foregoing, the Guarantor further waives, to the fullest extent permitted by applicable law, any right the Guarantor may have, by statute or otherwise, to require the Agent or any other Secured Party to seek recourse first against the Guarantor or any other Person, or to realize upon any collateral for any of the Guarantied Obligations, as a condition precedent to enforcing the Guarantor’s liabilities and obligations under this Guaranty. The Guarantor consents and agrees that neither the Agent nor any other Secured Party shall be under any obligation to (i) protect, secure, perfect or insure any Lien at any time held by the Agent, for the benefit of the Secured Parties, as security for the Guarantied Obligations or for this Guaranty or any property subject thereto or (ii) marshal any property or assets of the Guarantor or any other guarantor in favor of the Guarantor, or against or in payment of any or all of the Guarantied Obligations.

(e)

The Guarantor agrees that it is not a surety for purposes of the New York Sureties Act or any similar statutes. The Guarantor waives any right that it may have under the New York Sureties Act or any similar statutes to assert the applicability thereof to the provisions of this Guaranty to require that the Agent commence action against the Borrower or any other Person or against any of the Collateral.

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6. Waivers.

(a)

The Guarantor acknowledges that it may have certain rights under applicable law which, if not waived by the Guarantor, might provide the Guarantor with defenses against the Guarantor’s liability under this Guaranty and the other Credit Documents to which it is a party. Among those rights, are certain rights of subrogation, reimbursement, indemnification and contribution. The Guarantor waives all of the Guarantor’s rights of subrogation, reimbursement, indemnification, and contribution, and any other rights and defenses that are or may become available to the Guarantor, including Guarantor’s rights waived under this Section 6, but in each case, only until the Guarantied Obligations are indefeasibly paid in full.

(b)

To the fullest extent permitted by applicable law, the Guarantor hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Guarantied Obligations and notice of or proof of reliance by the Agent or any other Secured Party upon this Guaranty or acceptance of this Guaranty, and the Guarantied Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty; and all dealings between the Guarantor and the Borrower or any other guarantor, on the one hand, and the Agent or any other Secured Party, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty.

(c)

To the fullest extent permitted by applicable law, the Guarantor hereby waives: (i) notice of the amount of the Guarantied Obligations, subject, however, to the Guarantor’s right to make inquiry of the Agent to ascertain the amount of the Guarantied Obligations at any reasonable time; (ii) notice of any adverse change in the financial condition of the Borrower or of any other fact that might increase the Guarantor’s risk hereunder; (iii) notice of presentment for payment, demand, protest, and notice thereof as to any instrument among the Credit Documents; (iv) notice of any default or Event of Default under any of the Credit Documents; and (v) all other notices (except if such notice is specifically required to be given to the Guarantor under this Guaranty or any other Credit Documents to which the Guarantor is a party) and demands to which the Guarantor might otherwise be entitled.

(d)

To the fullest extent permitted by applicable law, the Guarantor hereby waives the right by statute or otherwise to require any Secured Party, to institute suit against the Borrower or any other guarantor or to exhaust any rights and remedies which any Secured Party has or may have against the Borrower or any other guarantor. In this regard, the Guarantor agrees that it is bound to the payment of each and all Guarantied Obligations, whether now existing or hereafter arising, as fully as if the Guarantied Obligations were directly owing to the Agent or the Lenders, as applicable, by the Guarantor. To the fullest extent permitted by applicable law, the Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guarantied Obligations shall have been paid in full, to the extent of any such payment) of the Borrower or by reason of the cessation from any cause whatsoever of the liability of the Borrower in respect thereof.

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(e)

To the fullest extent permitted by applicable law, the Guarantor hereby waives: (i) any right to assert against any Secured Party any defense, legal or equitable (other than the defense that the Guarantied Obligations shall have been paid in full, to the extent of any such payment), set-off, counterclaim, or claim which the Guarantor may now or at any time hereafter have against the Borrower or any other party liable to any Secured Party; (ii) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guarantied Obligations or any security therefor; (iii) any right or defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party including any defense based upon an impairment or elimination of the Guarantor’s rights of subrogation, reimbursement, contribution, or indemnity of the Guarantor against the Borrower or any other guarantors or sureties; and (iv) the benefit of any statute of limitations affecting the Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guarantied Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to the Guarantor’s liability hereunder.

(f)

Until the Guarantied Obligations have been paid in full and any and all commitments of the Agent and the Lenders to provide financial accommodations to the Borrower have expired or are terminated, the Guarantor hereby postpones and agrees not to exercise any right (i) of subrogation or contribution the Guarantor has or may have as against the Borrower or any other guarantor with respect to the Guarantied Obligations, including pursuant to Section 23, (ii) to proceed against the Borrower or any other Person now or hereafter liable on account of the Obligations for contribution, indemnity, reimbursement, or any other similar rights (irrespective of whether direct or indirect, liquidated or contingent), and (iii) it may have to proceed or to seek recourse against or with respect to any property or asset of the Borrower or any other Person now or hereafter liable on account of the Guarantied Obligations. Notwithstanding anything to the contrary contained in this Guaranty, the Guarantor shall not exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, nor shall proceed or seek recourse against or with respect to any property or asset of, the Borrower or any other guarantor (including after payment in full of the Guarantied Obligations), if all or any portion of the Guarantied Obligations have been satisfied in connection with an exercise of remedies in respect of the equity interests of the Borrower or any other guarantor whether pursuant to the Credit Agreement or otherwise. If any amount shall be paid to the Guarantor on account of such subrogation or contribution rights at any time when all of the Guarantied Obligations shall not have been paid in full and any and all commitments of the Agent and the Lenders to provide financial accommodations to the Borrower have not expired or are terminated, such amount shall be held by the Guarantor in trust for the Agent and the other Secured Parties, segregated from other funds of the Guarantor and shall forthwith upon receipt by the Guarantor, be turned over to the Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Agent, if required), to be applied against the Guarantied Obligations, whether matured or unmatured, in such order as the Agent may elect.

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(g)

If any of the Guarantied Obligations or the obligations of the Guarantor under this Guaranty at any time are secured by a mortgage or deed of trust upon real property, the Agent or any Secured Party may elect, in its sole discretion, upon a default with respect to the Guarantied Obligations or the obligations of the Guarantor under this Guaranty, to foreclose such mortgage or deed of trust judicially or non-judicially in any manner permitted by law, before or after enforcing this Guaranty, without diminishing or affecting the liability of the Guarantor hereunder. The Guarantor understands that (i) by virtue of the operation of anti-deficiency law applicable to non-judicial foreclosures, an election by the Agent or any other Secured Party to non-judicially foreclose on such a mortgage or deed of trust may have the effect of impairing or destroying rights of subrogation, reimbursement, contribution, or indemnity of the Guarantor against any other guarantors or sureties and (ii) absent the waiver given by the Guarantor herein, such an election would estop the Agent or any other Secured Party from enforcing this Guaranty against the Guarantor. Understanding the foregoing, and understanding that the Guarantor is hereby relinquishing a defense to the enforceability of this Guaranty, the Guarantor hereby waives any right to assert against the Agent or any Lender any defense to the enforcement of this Guaranty, whether denominated “estoppel” or otherwise, based on or arising from an election by the Agent or any other Secured Party to non-judicially foreclose on any such mortgage or deed of trust or as a result of any other exercise of remedies, whether under a mortgage or deed of trust or under any personal property security agreement. The Guarantor understands that the effect of the foregoing waiver may be that the Guarantor may have liability hereunder for amounts with respect to which the Guarantor may be left without rights of subrogation, reimbursement, contribution, or indemnity against the Borrower or other guarantors or sureties. The Guarantor also agrees that any “fair market value” provision with respect to money judgments sought for the balance due upon an obligation for the payment of which a deed of trust or mortgage with power of sale upon real property or any interest therein was given as security shall have no applicability with respect to the determination of the Guarantor’s liability under this Guaranty.

(h)

Without limiting the generality of any other waiver or other provision set forth in this Guaranty, the Guarantor waives all rights and defenses that the Guarantor may have if all or part of the Guarantied Obligations are secured by real property. This means, among other things, that:

(i)	any Secured Party may collect from the Guarantor without first foreclosing on any real or personal property collateral that may be pledged by the Guarantor, the Borrower or any other guarantor.

(ii)	if the Agent or any Lender forecloses on any real property collateral that may be pledged by the Guarantor, the Borrower or any other guarantor:

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A.

The amount of the Guarantied Obligations or any obligations of any guarantor in respect thereof may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and

B.

The Agent may collect from the Guarantor even if the Agent or any other Secured Party, by foreclosing on the real property collateral, has destroyed any right the Guarantor may have to collect from the Borrower or any other guarantor.

This is an unconditional and irrevocable waiver of any rights and defenses the Guarantor may have if all or part of the Guarantied Obligations are secured by real property.

(i)

WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT, THE GUARANTOR WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY ANY SECURED PARTY, EVEN THOUGH SUCH ELECTION OF REMEDIES, SUCH AS A NON-JUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR THE GUARANTIED OBLIGATIONS, HAS DESTROYED GUARANTOR’S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST BORROWER BY THE OPERATION OF APPLICABLE LAW OR OTHERWISE. THE GUARANTOR ALSO WAIVES ANY RIGHTS TO REQUIRE A MARSHALING OF THE SECURITY FOR THE GUARANTIED OBLIGATIONS OR REGARDING THE ORDER OF AGENT’S ACTION WITH RESPECT TO THIS GUARANTY OR SUCH OTHER SECURITY.

(j)

Without limiting the generality of any other waiver or other provision set forth in this Guaranty or any other Credit Documents to which it is a party, the Guarantor hereby also agrees to the following:

(I)

the Agent’s right to enforce this Guaranty is absolute and is not contingent upon the genuineness, validity or enforceability of the Guarantied Obligations or any of the Credit Documents. The Guarantor agrees that the Agent’s rights under this Guaranty shall be enforceable even if the Borrower had no liability at the time of execution of the Credit Documents or the Guarantied Obligations are unenforceable in whole or in part, or the Borrower ceases to be liable with respect to all or any portion of the Guarantied Obligations and waives all benefits and defenses it may have under applicable law with respect to its obligations under this Guaranty in connection therewith.

(ii)

The Guarantor agrees that each Secured Party’s rights under the Credit Documents will remain enforceable even if the amount guaranteed hereunder is larger in amount and more burdensome than that for which the Borrower is responsible, and the Guarantor waives all benefits and defenses it may have under applicable law with respect to its obligations under this Guaranty in connection therewith. The enforceability of this Guaranty against the Guarantor shall continue until payment in full of the Guarantied Obligations and shall not be limited or affected in any way by any impairment or any diminution or loss of value of any security or collateral for the Borrower’s obligations under the Credit Documents, from whatever cause, the failure of any security interest in any such security or collateral or any disability or other defense of the Borrower, any other guarantor of the Borrower’s obligations under any other Credit Document, any pledgor of collateral for any Person’s obligations to the Agent or any other Person in connection with the Credit Documents.

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(iii)

The Guarantor waives all benefits and defenses it may have to (A) require the Agent or any other Secured Party to proceed against the Borrower or any other guarantor, or to pursue any other remedy in the Agent’s or any other Secured Party’s power which the Guarantor cannot pursue, and which would lighten the Guarantor’s burden, (B) the benefit of every security for the performance of any obligation of any other guarantor or the Borrower held by the Agent or any other Secured Party, or by any other guarantor at the time of entering into this Guaranty, or acquired by it afterwards, whether the Guarantor was aware of the security or not, and (C) require that, whenever property of the Guarantor is hypothecated with property of any other guarantor or the Borrower, the Guarantor is entitled to have the property of any other guarantor or the Borrower first applied to the discharge of the obligation, including the right to require the Agent or any other Secured Party to (x) proceed against the Borrower or any other guarantor of the Borrower’s obligations under any Credit Document, any other pledgor of collateral for any Person’s obligations to the Agent or any other Person in connection with the Guarantied Obligations, (y) proceed against or exhaust any other security or collateral the Agent or any other Secured Party may hold, or (z) pursue any other right or remedy for the Guarantor’s benefit, and agrees that the Agent may exercise its right under this Guaranty without taking any action against the Borrower or any other guarantor of the Borrower’s obligations under the Credit Documents, any pledgor of collateral for any Person’s obligations to the Agent or any other Person in connection with the Guarantied Obligations, and without proceeding against or exhausting any security or collateral the Agent or any other Secured Party holds.

(iv)

To the maximum extent permitted by law, Guarantor specifically waives the benefit of the statute of limitations affecting its liability hereunder or the enforcement hereof, or the collection of any Guarantied Obligations. Any partial payment by the Borrower which operates to toll any statute of limitations as to the Borrower shall likewise toll the statute of limitations as to Guarantor.

7. Releases.

The Guarantor consents and agrees that, without notice to or by the Guarantor and without affecting or impairing the obligations of the Guarantor hereunder, any Secured Party may, by action or inaction, compromise or settle, shorten or extend the Maturity Date or any other period of duration or the time for the payment of the Guarantied Obligations, or discharge the performance of the Guarantied Obligations, or may refuse to enforce the Guarantied Obligations, or otherwise elect not to enforce the Guarantied Obligations, or may, by action or inaction, release all or any one or more parties to, any one or more of the terms and provisions of the Credit Agreement or any of the other Credit Documents or may grant other indulgences to the Borrower or any other guarantor in respect thereof, or may amend or modify in any manner and at any time (or from time to time) any one or more of the Guarantied Obligations, the Credit Agreement or any other Credit Document (including any increase or decrease in the principal amount of any Obligations or the interest, fees or other amounts that may accrue from time to time in respect thereof), or may, by action or inaction, release or substitute the Borrower or any other guarantor, if any, of the Guarantied Obligations, or may enforce, exchange, release, or waive, by action or inaction, any security for the Guarantied Obligations or any other guaranty of the Guarantied Obligations, or any portion thereof.

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8. Representations and Warranties.

The Guarantor represents and warrants as follows:

(a)

It is part of a common enterprise with the Borrower, and any financial accommodations by the Agent and the Lenders to the Borrower under the Credit Agreement or the other Credit Documents are and will be of direct and indirect interest, benefit and advantage to the Guarantor.

(b)

The execution, delivery, and performance of this Guaranty and each of the other Credit Document to which the Guarantor is a party in accordance with their respective terms and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate any applicable law or (ii) conflict with, result in a breach of, or constitute a default under any indenture, agreement, or other instrument to which the Guarantor is a party or by which the Guarantor or any of his properties may be bound. The Guarantor is not in default under any agreement by which it is bound except to the extent such default would not reasonably be expected to cause a Material Adverse Change.

(c)

There are no actions or proceedings pending by or against Guarantor before any court or administrative agency in which a likely adverse decision would reasonably be expected to have a Material Adverse Change.

(d)

No representation, warranty or other statement made by Guarantor in any certificate or written statement furnished to the Agent taken together with all such certificates and written statements furnished to the Agent contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

(e)

The Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by the Guarantor on the date of each borrowing by the Borrower under the Credit Agreement or any other Credit Document on and as of such date of borrowing as though made hereunder on and as of such date.

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9. Additional Covenants.

(a)

To the full extent permitted by law, no Guarantor will take any action to cause any party to contest or subordinate any such party’s Guarantied Obligations to the Agent or any other Secured Party or the Agent’s Liens, for the benefit of the Secured Parties, on any present or future Collateral or other assets securing the Guarantied Obligations or to avoid, defeat or otherwise diminish the value of any of the Agent’s Liens on any of the Collateral or any other assets securing the Guarantied Obligations.

(b)

The Guarantor also hereby expressly covenants and agrees, for the benefit of the Agent and each other Secured Party, that all present or future indebtedness, obligations and liabilities of the Borrower or any other guarantor to the Guarantor of whatsoever description (collectively, the “Junior Claims”) shall be subordinate and junior in right of payment to all Guarantied Obligations (collectively, the “Senior Claims”). If the Agent shall give the Guarantor written notice that any Event of Default has occurred and is continuing, then, unless and until such Event of Default shall have been cured or shall have ceased to exist, no direct or indirect payment in cash, property, securities or otherwise shall be made by the Borrower or the Guarantor, or received by the Guarantor on account of or in any manner in respect of any Junior Claim except such payments and distributions the proceeds of which shall be applied to the Senior Claims. In the event an Insolvency Proceeding shall occur, all Senior Claims shall be first paid in full before any direct or indirect payment or distribution in cash, property, securities or otherwise shall be made to the Guarantor on account of or in any manner in respect of any Junior Claim except such payments and distributions the proceeds of which shall be applied to the Senior Claims. In the event any direct or indirect payment or distribution is made to the Guarantor in contravention of this paragraph, such payment or distribution shall be deemed received by the Guarantor in trust for the benefit of the Agent and the other Secured Parties and shall be immediately paid over to the Agent for application against the Guarantied Obligations, whether matured or unmatured, in such order as the Agent may elect.

10. No Election.

The Secured Parties shall have the right to seek recourse against the Guarantor to the fullest extent provided for herein and no election by any Secured Party to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of any Secured Party’s right to proceed in any other form of action or proceeding or against other parties unless the Agent, on behalf of the Secured Parties, has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by any Secured Party under any document or instrument evidencing the Guarantied Obligations shall serve to diminish the liability of the Guarantor under this Guaranty except to the extent that the Secured Parties finally and unconditionally shall have realized payment in full of the Guarantied Obligations by such action or proceeding.

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11. Revival and Reinstatement.

If the incurrence or payment of the Guarantied Obligations or the obligations of the Guarantor under this Guaranty by the Guarantor or the transfer by the Guarantor to the Agent of any property of the Guarantor should for any reason subsequently be declared to be void or voidable under any, provincial or federal (domestic or foreign) law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if the Secured Parties are required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Secured Parties are required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys’ fees of the Secured Parties related thereto, the liability of the Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

12. Financial Condition of the Borrower.

The Guarantor represents and warrants to the Secured Parties that it is currently informed of the financial condition of the Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guarantied Obligations. The Guarantor further represents and warrants to the Secured Parties that it has read and understands the terms and conditions of the Credit Agreement and each other Credit Document. The Guarantor hereby covenants that it will continue to keep itself informed of the Borrower’s financial condition, the financial condition of any other guarantors or sureties, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guarantied Obligations.

13. Payments; Application.

All payments to be made hereunder by the Guarantor shall be made in Dollars, in immediately available funds, and without deduction (whether for taxes or otherwise) or offset and shall be applied to the Guarantied Obligations in accordance with the terms of the Credit Agreement.

14. Attorneys’ Fees and Costs.

The Guarantor agrees to pay, on demand, all attorneys’ fees and all other costs and expenses which may be incurred by the Agent or any other Secured Party in connection with the enforcement of this Guaranty or any of the other Credit Documents to which the Guarantor is a party or in any way arising out of, or consequential to, the protection, assertion, or enforcement of the Guarantied Obligations (or any security therefor), irrespective of whether suit is brought.

15. Notices.

All notices and other communications hereunder to the Agent shall be in writing and shall be mailed, sent, or delivered in accordance with Section 12.8 of the Credit Agreement. All notices and other communications hereunder to Guarantor shall be in writing and shall be mailed, sent, or delivered in care of the Borrower in accordance with Section 12.8 of the Credit Agreement.

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16. Cumulative Remedies.

No remedy under this Guaranty, the Credit Agreement or any other Credit Document is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given under this Guaranty, under the Credit Agreement, or any other Credit Document, and those remedies provided by law. No delay or omission by the Agent or any other Secured Party or on behalf thereof to exercise any right under this Guaranty shall impair any such right nor be construed to be a waiver thereof. No failure on the part of the Agent or any other Secured Party on behalf thereof to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Guaranty preclude any other or further exercise thereof or the exercise of any other right. A waiver by the Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or any other Secured Party would otherwise have on any future occasion.

17. Entire Agreement; Amendments.

This Guaranty constitutes the entire agreement between the Guarantor, the Agent and the Lenders pertaining to the subject matter contained herein. None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Agent, provided that any provision of this Guaranty may be waived by the Agent in a letter or agreement executed by the Agent. Any such alteration, amendment, modification, waiver, or consent shall be effective only to the extent specified therein and for the specific purpose for which given. No course of dealing and no delay or waiver of any right or default under this Guaranty shall be deemed a waiver of any other, similar or dissimilar, right or default or otherwise prejudice the rights and remedies hereunder.

18. Successors and Assigns.

This Guaranty shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Secured Parties; provided, however, no Guarantor shall assign this Guaranty or delegate any of its duties hereunder without the Agent’s prior written consent and any unconsented to assignment shall be absolutely null and void. In the event of any assignment, participation, or other transfer of rights by Secured Party, the rights and benefits herein conferred upon the Secured Parties shall automatically extend to and be vested in such assignee or other transferee.

19. No Third Party Beneficiary.

This Guaranty is solely for the benefit of each Secured Party and each of their successors and assigns and may not be relied on by any other Person.

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20. CHOICE OF LAW AND VENUE; SERVICE OF PROCESS; JURY TRIAL WAIVER.

THE VALIDITY OF THIS GUARANTY, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS GUARANTY SHALL BE TRIED AND LITIGATED ONLY IN THE STATE OF NEW YORK AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK (BOROUGH OF MANHATTAN), STATE OF NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. GUARANTOR AND EACH SECURED PARTY WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 20. IN ANY SUCH LITIGATION, GUARANTOR CONSENTS TO SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY NEW YORK OR FEDERAL LAW OR AS OTHERWISE AGREED IN WRITING BETWEEN AGENT AND GUARANTOR.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR AND EACH SECURED PARTY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. GUARANTOR AND EACH SECURED PARTY REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS SECTION 20 MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

21. Agreement to Be Bound.

The Guarantor hereby agrees to be bound by each and all of the terms and provisions of the Credit Agreement applicable to the Guarantor. Without limiting the generality of the foregoing, by its execution and delivery of this Guaranty, the Guarantor hereby: (a) makes to the Secured Parties each of the representations and warranties set forth in the Credit Agreement applicable to the Guarantor fully as though the Guarantor were a party thereto, and such representations and warranties are incorporated herein by this reference, mutatis mutandis; and (b) agrees and covenants (i) to do each of the things set forth in the Credit Agreement that the Borrower agrees and covenants to cause the Guarantor to do, and (ii) to not do each of the things set forth in the Credit Agreement that the Borrower agrees and covenants to cause the Guarantor not to do, in each case, fully as though the Guarantor was a party thereto, and such agreements and covenants are incorporated herein by this reference, mutatis mutandis.

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22. Miscellaneous.

(a)

This Guaranty may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. In proving this Guaranty or any other Credit Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by other electronic transmission shall be deemed an original signature hereto.

(b)

Any provision of this Guaranty which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

(c)	Headings used in this Guaranty are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

(d)	The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

(e)

Unless the context of this Guaranty or any other Credit Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Guaranty or any other Credit Document refer to this Guaranty or such other Credit Document, as the case may be, as a whole and not to any particular provision of this Guaranty or such other Credit Document, as the case may be. Preamble, Recital, Section, clause, schedule, and exhibit references herein are to this Guaranty unless otherwise specified. Any reference in this Guaranty or in any other Credit Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein or in any other Credit Document to the satisfaction, payment or repayment in full of the Guarantied Obligations shall mean the repayment in full in cash (or cash collateralization in accordance with the terms of the Credit Agreement) of all Guarantied Obligations other than unasserted contingent indemnification Guarantied Obligations and the termination or expiration of any and all commitments of the Agent and the Lenders to provide financial accommodations to the Borrower. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Credit Document shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

(f)

Neither this Guaranty nor any uncertainty or ambiguity herein shall be construed or resolved against the Agent, any other Secured Party or the Guarantor, whether under any rule of construction or otherwise. On the contrary, this Guaranty has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of the Agent, the other Secured Parties and Guarantor. This Guaranty represents the agreement of Guarantor with respect to the subject matter hereof and there are no promises or representations by the Agent or any Lender relative to the subject matter hereof not reflected herein.

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23. Maximum Amount of Guarantied Obligations.

It is the intent of the Guarantor and the Agent that the maximum obligations of the Guarantor hereunder shall be, but not in excess of:

(a)

in a case or proceeding commenced by or against the Guarantor under the provisions of the Bankruptcy Code, on or within one year from the date on which any of the Guarantied Obligations are incurred, the maximum amount which would not otherwise cause the Guarantied Obligations (or any other obligations of the Guarantor owed to the Agent or the other Secured Parties) to be avoidable or unenforceable against the Guarantor under (i) Section 548 of the Bankruptcy Code or (ii) any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

(b)

in a case or proceeding commenced by or against the Guarantor under the Bankruptcy Code subsequent to one year from the date on which any of the Guarantied Obligations are incurred, the maximum amount which would not otherwise cause the Guarantied Obligations (or any other obligations of the Guarantor to the Agent or the other Secured Parties) to be avoidable or unenforceable against the Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

(c)

in a case or proceeding commenced by or against the Guarantor under any law, statute or regulation other than the Bankruptcy Code (including any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the Guarantied Obligations (or any other obligations of the Guarantor to the Agent or the other Secured Parties) to be avoidable or unenforceable against the Guarantor under such law, statute or regulation, including any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

The substantive laws under which the possible avoidance or unenforceability of the Guarantied Obligations (or any other obligations of the Guarantor owed to the Agent or the other Secured Parties) as may be determined in any case or proceeding shall hereinafter be referred to as the “Avoidance Provisions”. To the extent set forth in Section 23(a), 23(b) and 23(c), but only to the extent that the Guarantied Obligations would otherwise be subject to avoidance or found unenforceable under the Avoidance Provisions, if the Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for the Guarantied Obligations, or if the Guarantied Obligations would render the Guarantor insolvent, or leave the Guarantor with an unreasonably small capital to conduct its business, or cause the Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guarantied Obligations are deemed to have been incurred under the Avoidance Provisions and after giving effect to the contribution by the Guarantor, the maximum Guarantied Obligations for which the Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Guarantied Obligations (or any other obligations of the Guarantor owed to the Agent or the other Secured Parties), as so reduced, to be subject to avoidance or unenforceability under the Avoidance Provisions.

This Section 23 is intended solely to preserve the rights of the Agent and the other Secured Parties hereunder to the maximum extent that would not cause the Guarantied Obligations of the Guarantor to be subject to avoidance or unenforceability under the Avoidance Provisions, and neither the Grantors nor any other Person shall have any right or claim under this Section 23 as against the Agent or any other Secured Party that would not otherwise be available to such Person under the Avoidance Provisions.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Guaranty as of the date first written above.

PHOENIX CAPITAL GROUP HOLDINGS I, LLC, a Delaware limited liability company

By: PHOENIX CAPITAL GROUP HOLDINGS, LLC, a Delaware limited liability company, Sole Member

By: _______________________________________
Name: Title:

Address: Attention: Telephone: Facsimile: Email:

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